Exhibit 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements of Illinois Tool Works Inc. on Form S-8 (File No.’s 333-105731, 333-108088, 333-75767 and 333-69542), Form S-4 (File No.’s 333-02671, 333-25471 and 333-88801), Form S-3 (File No.’s 33-5780 and 333-70691) and Premark International, Inc.’s previously filed Registration Statements on Form S-3 (File No.’s 33-35137 and 333-62105) of our report dated February 16, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs as to Illinois Tool Works Inc.’s change in its method of accounting for its investments in the mortgage entities in 2003 and change in its method of accounting for goodwill and intangible assets in 2002, and our audit procedures on the 2001 transitional disclosures in the Goodwill and Intangible Assets Note required by the change) incorporated by reference in the Annual Report on Form 10-K of Illinois Tool Works Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 9, 2004